UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

UNIVAR SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

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[The following is the contents of an email that was sent to all employees of Univar Solutions Inc. on March 14, 2023.]

To: All Employees

From: David Jukes

Date: March 14, 2023

Subject: Important Update Regarding the Future of Univar Solutions

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Important Update Regarding the Future of Univar Solutions

[Dear Univar Solutions Team, // INSERT CUSTOMARY GREETING]

We are beginning an important new chapter for Univar Solutions. Moments ago, we announced that we have entered into an agreement for Univar Solutions to be acquired by funds managed by affiliates of Apollo. This transaction, which takes us from public to private ownership, is a testament to everyone’s tireless efforts that have enabled our success. With Apollo, Univar Solutions will have even more flexibility to explore new growth options benefitting employees, customers and suppliers.

As I communicated with you previously, we received interest from partners in buying our company, and our Board of Directors and members of the leadership team have been evaluating that interest over the past several months. Following this comprehensive review, the Board ultimately determined that this transaction represents the best path forward for the business and our stakeholders, positioning Univar Solutions for our next chapter of success. In Apollo, we believe we have found an ideal partner, and we are looking forward to working with their team to take our business to new heights.

For those of you who may be unfamiliar with Apollo, they are one of the largest global asset managers, providing companies with innovative capital solutions and support to fund their growth and build stronger businesses. Apollo brings great expertise that we can leverage, as they manage over $500 billion in assets and have a deep understanding of chemicals and ingredients, having previously owned companies like LyondellBasell, Momentive and Hexion. Apollo recognizes our position as a leading global chemical and ingredient distributor, as well as our dedication to putting the customer at the center of all we do, and has a shared interest in the retention of our employees. Most importantly, they are passionate about our mission and with their support, we will continue to advance our purpose of helping to keep our communities healthy, fed, clean and safe.

With Apollo, Univar Solutions will continue to be the same company we are today – just with a different ownership structure. Our business has performed incredibly well, and our customers and suppliers have continuously rewarded us for being a great company, and we expect this to continue. Apollo is aligned on our strategy, and our customers are counting on us to continue to deliver. It is important that we all remain focused on our day-to-day responsibilities and objectives, continuing to offer tailored solutions and value-added services to customers in a wide range of markets, industries and applications.

While this is an important day in many respects, we recognize that change can be unsettling. We will continue to work to keep you informed as we progress. Please keep in mind that today’s announcement is just the first step. We expect the transaction to close in the second half of 2023, subject to customary closing conditions. Until then, we remain a public company, and it’s business as usual. Following close, Univar Solutions will continue to operate under the Univar Solutions name and brand and maintain a global presence.

This morning we will be hosting regional town hall meetings during which you will have an opportunity to ask any questions you may have. If you have a question that you would like answered, please send it to *****. Prior to the town hall meetings, we will compile the questions. I also share more in a video you can watch here [INSERT LINK].

None of this would be possible without the hard work and dedication of every single member of our organization. We should all feel proud for having built a strong and resilient growth company.

Thank you for all that you do for our customers, for our communities and for Univar Solutions. I hope you share in my pride for what we have accomplished.

Sincerely,

David Jukes

President & CEO

Transcript for David’s Video Message

Hi and hello to you all. Over the past few weeks, I’ve promised you that if there was any news to give you about the future of our company, I’d be the one to give it to you and right now I’m doing just that. As you know, after Brenntag’s unsolicited approach to us last year, we confirmed that Univar Solutions had become of interest to other investors looking to buy the Company. That evaluation process has occupied a very large amount of my and members of my leadership teams’ time over the past few months as we considered the best path forward for Univar Solutions, for our employees, shareholders and other stakeholders. Today, I’m delighted to tell you that we’ve executed definitive agreements for Univar Solutions to be acquired by funds managed by Apollo Global Management, a New York based asset management company. When the deal closes in a few months’ time, this will take us off the New York Stock Exchange and back into private hands. During the course of this process, I’ve come to know Apollo quite well and personally, I’m convinced that they are the best partner for Univar Solutions, and the employees who call Univar Solutions home and for the next stage in our company’s journey. Apollo shares our focus on growth and also brings expertise that we can leverage, as they manage over $500 billion in assets, have over a 30-year history of investing in companies, and an understanding of chemicals ingredients, having previously owned companies like LyondellBasell, Momentive and Hexion. So why have the Board agreed to sell Univar Solutions now? Well the decision follows a comprehensive review of value creation opportunities for Univar Solutions and is the right path forward. We should all feel proud for having built a strong, resilient and growing company and this transaction is a testament to everyone’s tireless efforts that have enabled our success to date. Since the formation of Univar Solutions just four short years ago, we have become a very good company, one that focuses on customers and delivers whatever the market conditions bring. Our record results in 2022 are clear proof of that. In Apollo, we have a partner who appreciates the quality of the company we are and supports our vision for growth. We expect their support will allow us to make the investments in facilities and M&A that will truly establish Univar Solutions as a global market leader in chemical and ingredient distribution. We have so much opportunity. For instance in recent conversations with some of our largest suppliers, they’ve expressed continued strong interest in growing with us, leveraging the assets and the people we’ve assembled and I firmly believe this transaction will help accelerate that process. I honestly could not be more excited about this next stage of our evolution and journey to be the most valued chemicals and ingredients distributor on the planet. So, what happens now and the big question you’re asking yourself “what about me”? Well, for all of us it’s business as usual. Although we have signed an agreement, the deal has to pass through regulatory formalities and financing. It’s expected the transaction will be completed in the second half of this year. Once the deal is complete, I look forward to sharing more about our plans for the future as we continue to focus on growth and expansion. I want to thank you all for not letting the recent speculation and market noise about our company get in the way of you doing your job. You’ve done what you do, got on with the job and it’s honestly made a big difference. So thank you, thank you, thank you. I now need you to carry on doing just that, to continue servicing our customers, competing, winning and growing our business. I expect this new future will mean more possibilities for our customers, for our suppliers and could mean more opportunities for you, our employees. Again, I personally couldn’t be more pleased about this transaction and motivated about our future. Now I know you’ll have questions, so we’re setting up Q&A sessions around the globe for later today and I hope you can join. You can send your questions in to ***** and feel free to ask anything that’s on your mind and we’ll tell you everything we can. Thanks for listening. Stay safe and please keep selling the value of Univar Solutions.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction between Univar Solutions Inc. (“Univar Solutions” or the “Company”) and funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”). In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF UNIVAR SOLUTIONS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVAR SOLUTIONS, APOLLO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting the Company’s investor relations website, https://investors.univarsolutions.com/home/default.aspx.

Participants in the Solicitation of Proxies

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. All forward-looking statements made in this communication are qualified by this cautionary language.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; significant changes in the business strategies of producers or in the operations of customers; increased competitive pressures, including as a result of competitor consolidation; potential supply chain disruptions; significant changes in the pricing, demand and availability of chemicals; potential cybersecurity incidents, including security breaches; the Company’s indebtedness, the restrictions imposed by, and costs associated with, its debt instruments, and its ability to obtain additional financing; the broad spectrum of laws and regulations that the Company is subject to, including extensive environmental, health and safety laws and regulations and changes in tax laws; an inability to generate sufficient working capital; transportation related challenges, including increases in transportation and fuel costs, changes in the Company’s relationship with third party transportation providers, and ability to attract and retain qualified drivers; accidents, safety failures, environmental damage, product quality issues, delivery failures or hazards and risks related to its operations and the hazardous materials it handles; potential inability to obtain adequate insurance coverage; ongoing litigation, potential product liability claims and recalls, and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; an inability to integrate the business and systems of companies it acquires, including failure to realize the anticipated benefits of such acquisitions; possible impairment of goodwill and intangible assets; its ability to attract or retain a qualified and diverse workforce; negative developments affecting its pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of its workforce; its ability to execute on its initiatives and goals related to environmental, social, and governance (“ESG”) matters and the increasing legal and regulatory focus on ESG; the impacts resulting from the conflict in Ukraine or related geopolitical tensions; that a condition to the closing of the proposed transaction that may not be satisfied; the occurrence of any event that can give rise to termination of the proposed transaction; the failure to obtain approval of the proposed transaction by the Company’s shareholders; the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; management’s time and attention being diverted to issues related to the proposed transaction; the Company’s ability to meet expectations regarding the timing and completion of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business, contractual and operational relationships; the institution of legal proceedings against the Company or Apollo related to the proposed transaction; the Company becoming unable to retain or hire key personnel due to the proposed transaction; the announcement of the proposed transaction having a negative effect on the market price of the Company’s common stock or operating results; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related Company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the Company’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and the other factors described in the Company’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and to other documents filed by the Company with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. In addition, the Company will discuss certain of these risks in greater detail, as well as other risks associated with the proposed transaction, in the Proxy Statement. We caution you that the forward-looking information presented in this communication is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this communication.

Any forward-looking statements represent the Company’s views only as of the date of this communication and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation, other than as may be required by law, to update any forward-looking statement.